EXHIBIT 7
                                                                   (Page 1 of 3)

                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                    of One Wall Street, New York, N.Y. 10286

    And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business December 31, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                   Dollar Amounts
ASSETS                                              in Thousands
------                                              ------------
Cash and balances due from
  depository institutions:
  Noninterest-bearing balances
    and currency and coin.........................  $ 3,951,273
  Interest-bearing balances.......................    4,134,162
Securities:
  Held-to-maturity securities.....................     932,468
  Available-for-sale securities...................   4,279,246
Federal funds sold and Securities
    purchased under agreements to resell..........    3,161,626
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income..........................   37,861,802
  LESS:  Allowance for loan and
    lease losses....................      619,791
  LESS: Allocated transfer risk
    reserve.........................        3,572
  Loans and leases, net of unearned
    income, allowance, and reserve................   37,238,439
Trading Assets....................................    1,551,556
Premises and fixed assets (including
  capitalized leases).............................      684,181
Other real estate owned...........................       10,404
Investments in unconsolidated subsid-
  iaries and associated companies.................      196,032
Customers' liability to this bank on
  acceptances outstanding.........................      895,160
Intangible assets.................................    1,127,375
Other assets......................................    1,915,742
                                                    -----------
Total assets......................................  $60,077,664
                                                    ===========









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                                                                       EXHIBIT 7
                                                                   (Page 2 of 3)

LIABILITIES
-----------

Deposits:
  In domestic offices............................................... $27,020,578
  Noninterest-bearing.................................  11,271,304
  Interest-bearing....................................  15,749,274
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs....................  17,197,743
  Noninterest-bearing.................................     103,007
  Interest-bearing....................................  17,094,736
Federal funds purchased and Securities
  sold under agreements to repurchase ..............................   1,761,170
Demand notes issued to the U.S.
  Treasury..........................................................     125,423
Trading liabilities.................................................   1,625,632
Other borrowed money:
  With remaining maturity of one year or less.......................   1,903,700
  With remaining maturity of more than
    one year through three years ...................................           0
  With remaining maturity of more than
      three years...................................................      31,639
Bank's liability on acceptances
  executed and outstanding..........................................     900,390
Subordinated notes and debentures...................................   1,308,000
Other liabilities...................................................   2,708,852
                                                                      ----------
Total liabilities...................................................  54,583,127
                                                                      ----------


EQUITY CAPITAL
--------------

Common stock........................................................   1,135,284
Surplus.............................................................     764,443
Undivided profits and capital
  reserves..........................................................   3,542,168
Net unrealized holding gains (losses)
  on available-for-sale securities..................................      82,367
Cumulative foreign currency
  translation adjustments..........................................     (29,725)
                                                                     -----------
Total equity capital................................................   5,494,537
                                                                     -----------
Total liabilities and equity capital................................ $60,077,664
                                                                     ===========


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                                                                       EXHIBIT 7
                                                                   (Page 3 of 3)

    I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                              Thomas J. Mastro


    We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

    Thomas A. Renyi   )
    Gerald L. Hassell )              Directors
    Alan R. Griffith  )